                                                                     EXHIBIT 4.2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS.

                           8% CONVERTIBLE DEBENTURE
                              Due August 4, 2005

$1,000,000                                                       August 4, 2000

No. 1

          Inforetech Wireless Technology Inc., a Nevada corporation with principal executive offices located at Suite 214, 5500 - 152/nd/ Street, Surrey, British Columbia, Canada V3S 8E7 (the "Company"), for value received, hereby promises to pay to the Holder (as such term is hereinafter defined), or such other Person (as such term is hereinafter defined) upon order of the Holder, on August 4, 2005 (the "Maturity Date"), the principal sum of One Million Dollars ($1,000,000), as such sum may be adjusted pursuant to Article 3, and to pay interest thereon from September 12, 2000 (or the most recent interest payment date to which interest has been paid), quarterly in arrears, on each March 31st, June 30th, September 30th and December 31st of each year (each an "Interest Payment Due Date" and collectively, the "Interest Payment Due Dates"), commencing on September 30, 2000, at the rate of eight percent (8%) per annum (the "Debenture Interest Rate"), until the Principal Amount (as such term is hereinafter defined) of this Debenture has been paid in full or duly and irrevocably provided for. The interest payable on any Interest Payment Due Date shall be paid to the Person in whose name this Debenture is registered at the close of business on the fifteenth (15/th/) day next preceding the applicable Interest Payment Due Date and all interest payable on the Principal Amount of this Debenture shall be calculated on the basis of a 360-day year for the actual number of days elapsed. At the option of the Company, interest payable from time to time on any Interest Payment Due Date may be paid through the delivery of duly and validly authorized and issued, fully paid and non-assessable, freely tradeable shares of Common Stock (as such term is hereinafter defined) valued at the Market Price (as such term is hereinafter defined). The Common Stock to be delivered in lieu of cash interest payments shall be registered for resale in the Registration Statement (as such term is defined in the Registration Rights Agreement (as such term is hereinafter defined)) to be filed by the Company to register the Common Stock deliverable upon conversion of this Debenture and issuable upon exercise of the Warrant (as such term is hereinafter defined) as set forth in the Registration Rights Agreement. Notwithstanding the foregoing, until such Registration Statement has been declared effective under the Securities Act by the SEC (as such term is hereinafter defined), payment of interest on this Debenture shall be in cash.


                                   ARTICLE 1

                                  DEFINITIONS

SECTION 1.1    Definitions.  The terms defined in this Article whenever used in
               -----------
this Debenture have the following respective meanings:

          (1) "Additional Capital Shares" has the meaning set forth in Section 3.1(g).

          (2) "Affiliate" has the meaning ascribed to such term in Rule 12b-2 under the Securities Exchange Act of 1934, as amended.

          (3) "Bankruptcy Code" means the United States Bankruptcy Code of 1986, as amended (11 U.S.C. '' 101 et. seq.).
                                   --  ---

          (4) "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the State of New York are authorized or obligated to close.

          (5) "Capital Shares" means the Common Stock and any other shares of any other class or series of capital stock, whether now or hereafter authorized and however designated, which have the right to participate in the distribution of earnings and assets (upon dissolution, liquidation or winding-up) of the Company.

          (6)  "Closing Date" means September 12, 2000.

          (7) "Common Shares" or "Common Stock" means shares of the Company's Class A Common Equity Voting Stock, par value $0.001 per share.

          (8) "Common Stock Issued at Conversion", when used with reference to the securities deliverable upon conversion of this Debenture, means all Common Shares now or hereafter Outstanding and securities of any other class or series into which this Debenture hereafter shall have been changed or substituted, whether now or hereafter created and however designated.

          (9) "Company" means Inforetech Wireless Technology Inc., a Nevada corporation, and any successor or resulting corporation by way of merger, consolidation, sale or exchange of all or substantially all of the Company's assets or otherwise.

          (10) "Conversion" or "conversion" means the repayment by the Company of the Principal Amount of this Debenture (and, to the extent the Holder elects as permitted by Section 3.1, accrued and unpaid interest thereon) by the delivery of Common Stock on the terms provided in Section 3.2, and "convert," "converted," "convertible" and like words shall have a corresponding meaning.

          (11) "Conversion Date" means any day on which all or any portion of the Principal Amount of this Debenture is converted in accordance with the provisions hereof.

          (12) "Conversion Notice" means a written notice of conversion substantially in the form annexed hereto as Exhibit A.
                                            ---------
          (13) "Conversion Price" on any date of determination means the applicable price for the conversion of this Debenture into Common Shares on such day as set forth in Section 3.1(a).

          (14) "Current Market Price" on any date of determination means the closing bid price of a Common Share on such day as reported on OTCBB; provided
                                                                      --------
that, if such security is not listed or admitted to trading on OTCBB, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of such security on the over-the-counter market on the day in question as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be.

          (15) "Debenture" or "Debentures" means this 8% Convertible Debenture due August 4, 2005 of the Company or such other convertible debenture(s) exchanged therefor as provided in Section 2.1.

          (16) "Default Interest Rate" shall be equal to the Debenture Interest Rate plus an additional four percent (4%) per annum calculated on the basis of a 360-day year.

          (17) "Discount Multiplier" has the meaning set forth in Section
3.1(a).

          (18) "Event of Default" has the meaning set forth in Section 6.1.

          (19) "Holder" means The Shaar Fund Ltd., any successor thereto, or any Person to whom this Debenture is subsequently transferred in accordance with the provisions hereof.

          (20) "Interest Payment Due Date" has the meaning set forth in the opening paragraph of this Debenture.

          (21) "Market Disruption Event" means any event that results in a material suspension or limitation of trading of the Common Shares.

          (22) "Market Price" per Common Share means the average of the closing bid prices of the Common Shares as reported on OTCBB for the three (3) Trading Days on which the three (3) lowest closing bid prices are reported during the applicable Valuation Period, it being understood that such three (3) Trading Days need not be consecutive; provided that, if such security is not listed or
                              --------
admitted to trading on OTCBB, as reported on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid prices of the Common Shares on the over-the-counter market as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be, for the three (3) Trading Days on which the three (3) lowest closing bid prices are reported during the applicable Valuation Period, it being understood that such three (3) Trading Days need not be consecutive.

          (23) "Maximum Rate" has the meaning set forth in Section 6.3.

          (24) "Optional Redemption Date" has the meaning set forth in Section 3.6.

          (25) "Optional Redemption Notice" has the meaning set forth in Section 3.6.

          (26) "Optional Redemption Termination Date" means the one hundred and eightieth (180th) day following the Closing Date.

     (27) "OTCBB" means the OTC Bulletin Board service of the National Association of Securities Dealers, Inc.

     (28) "Outstanding" when used with reference to Common Shares or Capital Shares (collectively, "Shares") means, on any date of determination, all issued and outstanding Shares, and includes all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that any such Shares directly or indirectly owned or
        --------  -------
held by or for the account of the Company or any Subsidiary of the Company shall not be deemed "Outstanding" for purposes hereof.

     (29) "Person" means an individual, a corporation, a partnership, an association, a limited liability company, an unincorporated business organization, a trust or other entity or organization, and any government or political subdivision or any agency or instrumentality thereof.

     (30) "Principal Amount" means, for any date of calculation, the principal sum set forth in the first paragraph of this Debenture (but only such principal amount as to which the Holder has not theretofore furnished a Conversion Notice in compliance with Section 3.2).

     (31) "Registration Rights Agreement" means that certain Registration Rights Agreement dated as of August 4, 2000 by and between the Company and The Shaar Fund Ltd., as the same may be amended from time to time.

     (32) "SEC" means the United States Securities and Exchange Commission.

     (33) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as in effect at the time.

     (34) "Securities Purchase Agreement" means that certain Securities Purchase Agreement dated as of August 4, 2000 by and between the Company and The Shaar Fund Ltd., as the same may be amended from time to time.

          (35) "Subsidiary" means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

          (36) "Trading Day" means any day on which (i) purchases and sales of securities on the principal national security exchange or quotation system on which the Common Shares are traded are reported thereon, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, as reported by Bloomberg LP or a similar generally accepted reporting service, as the case may be, (ii) at least one bid for the trading of Common Shares is reported and (iii) no Market Disruption Event occurs.

          (37) "Valuation Event" has the meaning set forth in Section 3.1(g).

          (38) "Valuation Period" means the ten (10) Trading Day period immediately preceding the applicable Conversion Date or Interest Payment Due Date.

          (39) "Warrant" means the warrant to purchase Common Stock issued by the Company to the Holder pursuant to the Securities Purchase Agreement.

          All references to "cash" or "$" herein means currency of the United States of America.

                                   ARTICLE 2
                            EXCHANGES AND TRANSFER

     SECTION 1.2    Exchange and Registration of Transfer of Debentures.  The
                    ---------------------------------------------------
Holder may, at its option, surrender this Debenture at the principal executive offices of the Company and receive in exchange therefor a Debenture or Debentures, each in the denomination of $10,000 or an integral multiple of $1,000 in excess thereof, dated as of the date of this Debenture (which shall accrue interest from the most recent Interest Payment Due Date on which an interest payment was made in full), and payable to such Person or order as may be designated by such Holder. The aggregate Principal Amount of the Debenture or Debentures exchanged in accordance with this Section 2.1 shall equal the aggregate unpaid Principal Amount of this Debenture as of the date of such surrender; provided, however, that upon any exchange pursuant to this Section
           --------  -------
2.1 there shall be filed with the Company the name and address for all purposes hereof of the Holder or Holders of the Debenture or Debentures delivered in such exchange. This Debenture, when presented for registration of transfer or for exchange or conversion, shall (if so required by the Company) be duly endorsed, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company duly executed, by the Holder duly authorized in writing.

     SECTION 1.3    Loss, Theft, Destruction of Debenture.  Upon receipt of
                    -------------------------------------
evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Debenture, the Company shall make, issue and deliver, in lieu of such lost, stolen, destroyed or mutilated Debenture, a new Debenture of like tenor and unpaid Principal Amount dated as of the date hereof (which shall accrue interest from the most recent Interest Payment Due Date on which an interest payment was made in full). This Debenture shall be held and owned upon the express condition that the provisions of this Section
2.2 are exclusive with respect to the replacement of a mutilated, destroyed, lost or stolen Debenture and shall preclude any and all other rights and remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of negotiable instruments or other securities without the surrender thereof.

     SECTION 1.4    Who Deemed Absolute Owner.  The Company may deem the Person
                    -------------------------
in whose name this Debenture shall be registered upon the registry books of the Company to be, and may treat it as, the absolute owner of this Debenture (whether or not this Debenture shall be overdue) for the purpose of receiving payment of or on account of the Principal Amount of this Debenture, for the conversion of this Debenture and for all other purposes, and the Company shall not be affected by any notice to the contrary. All such payments and such conversions shall be valid and effectual to satisfy and discharge the liability upon this Debenture to the extent of the sum or sums so paid or the conversion or conversions so made.

     SECTION 1.5    Repayment at Maturity.  At the Maturity Date, the Company
                    ---------------------
shall repay the outstanding Principal Amount of this Debenture in whole in cash at one hundred and twenty-five percent (125%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon, in cash, to the Maturity Date.

                                   ARTICLE 3
                            CONVERSION OF DEBENTURE

     SECTION 1.6    Conversion; Conversion Price; Valuation Event.  (a)  At the
                    ---------------------------------------------
option of the Holder, this Debenture may be converted, either in whole or in part, up to the full Principal Amount hereof (in increments of $10,000 in Principal Amount or any integral multiple of $1,000 in excess thereof) into Common Shares (calculated as to each such conversion to the nearest 1/100th of a share), at any time and from time to time on any Business Day after the Optional Redemption Termination Date, subject to compliance with Section 3.2. The number of Common Shares into which this Debenture may be converted is equal to (i) the Principal Amount of the Debenture being converted at the Conversion Date (plus, at the option of the Holder, any accrued and unpaid interest on the Debenture being converted through the Conversion Date) divided by (ii) the Conversion Price. In addition, the Company shall pay to the Holder on the Conversion Date, in cash, any accrued and unpaid interest on the Debenture being converted not included at the option of the Holder in clause (i) of the immediately preceding sentence. The "Conversion Price" shall be equal to the lesser of (y) seventy-five percent (75%) (the "Discount Multiplier") of the Market Price and (z) Five Dollars and Twenty-Five Cents ($5.25); provided, that in the event that the
                                       --------
Registration Statement has not been declared effective by the SEC within one hundred and eighty (180) days after the Closing Date (the "Due Date"), then the Discount Multiplier shall decrease by one percent (1%) effective as of the Due Date to seventy-four percent (74%) and shall further decrease by one percent (1%) for each week or partial week occurring after the Due Date that the Registration Statement has not been declared effective by the SEC; provided,
                                                                   --------
however, that under no circumstances shall the Discount Multiplier be less than
-------
fifty percent (50%).

          (b) Notwithstanding Section 3.1(a) but subject to Section 3.1(e), the right of the Holder to convert this Debenture shall be temporarily suspended ("Conversion Right Blackout") on the first Trading Day, if any, occurring after the Optional Redemption Termination Date on which the Current Market Price is less than Five Dollars and Twenty-Five Cents ($5.25) but equal to or greater than Three Dollars and Fifty Cents ($3.50). The Conversion Right Blackout shall continue in effect until the earliest to occur of (i) the sixtieth (60/th/) calendar day immediately following the date of the Conversion Right Blackout, provided, that the Current Market Price on any Trading Day included within such
--------
sixty-calendar-day-period is not less than Three Dollars and Fifty Cents ($3.50); (ii) the first Trading Day (the "Threshold Date") on which the Current Market Price is equal to or greater than Five Dollars and Twenty-Five Cents ($5.25), provided, that the Current Market Price on any Trading Day occurring on
         --------
or after the date of the Conversion Right Blackout and prior to the Threshold Date is not less than Three Dollars and Fifty Cents ($3.50); (iii) the sixtieth (60/th/) calendar day immediately following the first Trading Day on which the Current Market Price is less than Three Dollars and Fifty Cents ($3.50) during the sixty-calendar-day-period immediately following the date of the Conversion Right Blackout or (iv) in the event that the Current Market Price is less than Three Dollars and Fifty Cents ($3.50) during the sixty-calendar-day-period immediately following the date of the Conversion Right Blackout, the first Trading Day on which the Current Market Price is equal to or greater than Three Dollars and Fifty Cents ($3.50) (such earliest date being hereinafter referred to as the "Conversion Right Reinstatement Date").

          (c) Notwithstanding Section 3.1(a) but subject to Section 3.1(e), if the Conversion Right Reinstatement Date shall occur by reason of either clause
(i) or (ii) of Section 3.1(b), then the right of the Holder to convert this Debenture shall be temporarily suspended ("Contingent Conversion Right Blackout") on the first Trading Day, if any, occurring after such Conversion Right Reinstatement Date on which the Current Market Price is less than Three Dollars and Fifty Cents ($3.50). The Contingent Conversion Right Blackout shall continue in effect until the earlier to occur of the (i) sixtieth (60/th/) calendar day immediately following the date of the Contingent Conversion Right Blackout or (ii) first Trading Day on which the Current Market Price is equal to or greater than Three Dollars and Fifty Cents ($3.50).

          (d) Notwithstanding Section 3.1(a) but subject to Section 3.1(e), the right of the Holder to convert this Debenture shall be temporarily suspended ("Alternate Conversion Right Blackout") on the first Trading Day (the "Subject Trading Day"), if any, occurring after the Optional Redemption Termination Date on which the Current Market Price is less than Three Dollars and Fifty Cents ($3.50) and the Current Market Price on the Trading Day immediately preceding the Subject Trading Day was no less than Five Dollars and Twenty-Five Cents ($5.25). The Alternate Conversion Right Blackout shall continue in effect until the earlier to occur of (i) the sixtieth (60/th/) calendar day immediately following the date of the Alternate Conversion Right Blackout or the first Trading Day on which the Current Market Price is equal to or greater than Three Dollars and Fifty Cents ($3.50).

          (e) Under no circumstances shall the (i) Conversion Right Blackout occur if the Alternate Conversion Right Blackout shall have occurred and (ii) Alternate Conversion Right Blackout occur if the Conversion Right Blackout shall have occurred. Subject to the additional limitations set forth in the immediately preceding sentence, there shall be no more than (i) one (1) Conversion Right Blackout, (ii) subject to the satisfaction of the conditions precedent set forth in

Section 3.1(c), one (1) Contingent Conversion Right Blackout and (iii) one (1) Alternate Conversion Right Blackout while any portion of this Debenture remains outstanding. The occurrence of the Conversion Right Blackout, Contingent Conversion Right Blackout or the Alternate Conversion Right Blackout shall have no effect upon (i) Conversion Notice(s) delivered by the Holder in accordance with Section 3.2 (and, if applicable Section 3.6) prior to the date of the Conversion Right Blackout or Contingent Conversion Right Blackout or the Alternate Conversion Right Blackout, as applicable, or (ii) the downward adjustment of the Discount Multiplier in the manner provided for in Section 3.1(a).

          (f) The Holder shall also have the right to convert this Debenture prior to the Optional Redemption Termination Date to the extent provided for in
Section 3.6.

          (g) Within two (2) Business Days of the occurrence of a Valuation Event, the Company shall send notice of such occurrence to the Holder. Notwithstanding anything to the contrary contained herein, if a Valuation Event occurs during any Valuation Period, the Holder may convert some or all of this Debenture, at its sole option, at a Conversion Price equal to the Current Market Price on any Trading Day during the Valuation Period. For purposes of this
Section 3.1(g), a "Valuation Event" shall mean an event in which the Company at any time takes any of the following actions:

          (i)   subdivides or combines its Capital Shares;

          (ii)  makes any distribution on its Capital Shares;

          (iii) issues any additional Capital Shares (the "Additional Capital Shares"), otherwise than as provided in clauses (i) and (ii) above, at a price per share less, or for other consideration lower, than the Current Market Price in effect immediately prior to such issuances, or without consideration, except for issuances under (A) employee benefit plans consistent with those presently in effect and (B) presently outstanding warrants, options or convertible securities;

          (iv) issues any warrants, options or other rights to subscribe for or purchase any Additional Capital Shares if the price per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to such warrants, options or other rights shall be less than the Current Market Price in effect immediately prior to such issuance;

          (v) issues any securities convertible into or exchangeable or exercisable for Additional Capital Shares if the consideration per share for which Additional Capital Shares may at any time thereafter be issuable pursuant to the terms of such convertible, exchangeable or exercisable securities shall be less than the Current Market Price in effect immediately prior to such issuance;

          (vi) announces or effects a Fundamental Corporate Change (as such term is hereinafter defined);

          (vii) makes a distribution of its assets or evidences of indebtedness to the holders of its Capital Shares as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for the payment of dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in clauses (i) through (v) above) or

          (vii) takes any action affecting the number of Outstanding Capital Shares, other than an action described in any of the above clauses (i) through
(vii), inclusive, which in the opinion of the Company's Board of Directors, determined in good faith, would have a material adverse effect upon the rights of the Holder at the time of a conversion of this Debenture or is reasonably likely to result in a decrease in the Market Price.

     SECTION 1.7    Exercise of Conversion Privilege.  (a) Subject to Sections
                    --------------------------------
3.1(b), 3.1(c) and 3.1(d), conversion of this Debenture may be exercised, in whole or in part, on any Business Day after the Optional Redemption Termination Date by the Holder by telecopying an executed and completed Conversion Notice to the Company. Each date on which a Conversion Notice is telecopied to the Company in accordance with the provisions of this Section 3.2 shall constitute a Conversion Date. The Company shall convert this Debenture and issue the Common Stock Issued at Conversion in the manner provided below in this Section 3.2, and all voting and other rights associated with the beneficial ownership of the Common Stock Issued at Conversion shall vest with the Holder, effective as of the Conversion Date at the time specified in the Conversion Notice. The Conversion Notice also shall state the name or names (with addresses) of the persons who are to become the holders of the Common Stock Issued at Conversion in connection with such conversion. The Holder shall deliver this Debenture by express courier within thirty (30) days following the date on which the telecopied Conversion Notice has been transmitted to the Company. Upon surrender for conversion, this Debenture shall be accompanied by a proper assignment hereof to the Company or be endorsed in blank. As promptly as practicable after the receipt of the Conversion Notice as aforesaid, but in any event not more than three (3) Business Days after the Company's receipt of such Conversion Notice, the Company shall (i) issue the Common Stock Issued at Conversion in accordance with the provisions of this Article 3 and (ii) cause to be mailed for delivery by overnight courier to the Holder (x) a certificate or certificate(s) representing the number of Common Shares to which the Holder is entitled by virtue of such conversion, (y) cash, as provided in Section 3.3, in respect of any fraction of a Common Share deliverable upon such conversion and (z) cash or shares of Common Stock, as applicable, representing the amount of accrued and unpaid interest on this Debenture as of the Conversion Date. Such conversion shall be deemed to have been effected at the time at which the Conversion Notice indicates, and at such time the rights of the Holder of this Debenture, as such (except if and to the extent that any Principal Amount thereof remains unconverted), shall cease and the Person and Persons in whose name or names the Common Stock Issued at Conversion shall be issuable shall be deemed to have become the holder or holders of record of the Common Shares represented thereby, and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons. The Conversion Notice shall constitute a contract between the Holder and the Company, whereby the Holder shall be deemed to subscribe for the number of Common Shares which it will be entitled to receive upon such conversion and, in payment and satisfaction of such subscription (and for any cash adjustment to which it is entitled pursuant to Section 3.4), to surrender this Debenture and to release the Company from all liability thereon (except if and to the extent that any Principal Amount thereof remains unconverted). No cash payment aggregating less than $1.00 shall be required to be given unless specifically requested by the Holder.

          (b) If, at any time after the date of this Debenture, (i) the Company challenges, disputes or denies the right of the Holder hereof to effect the conversion of this Debenture into Common Shares or otherwise dishonors or rejects any Conversion Notice delivered in accordance with this Section 3.2 or
(ii) any third party who is not and has never been an Affiliate of the Holder commences any lawsuit or legal proceeding or otherwise asserts any claim before any court or public or governmental authority which seeks to challenge, deny, enjoin, limit, modify, delay or dispute the right of the Holder hereof to effect the conversion of this Debenture into Common Shares, then the Holder shall have the right, by written notice to the Company, to require the Company to promptly redeem this Debenture for cash at one hundred and thirty-five percent (135%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of redemption. Under any of the circumstances set forth above, the Company shall be responsible for the payment of all costs and expenses of the Holder, including reasonable legal fees and expenses, as and when incurred in defending itself in any such action or pursuing its rights hereunder (in addition to any other rights of the Holder).

          (c) The Holder shall be entitled to exercise its conversion privilege notwithstanding the commencement of any case under the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ' 362 in respect of the Holder's conversion privilege. The Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ' 362 in respect of the conversion of this Debenture. The Company agrees, without cost or expense to the Holder, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ' 362.

     SECTION 1.8    Fractional Shares.  No fractional Common Shares or scrip
                    -----------------
representing fractional Common Shares shall be delivered upon conversion of this Debenture. Instead of any fractional Common Shares which otherwise would be delivered upon conversion of this Debenture, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction multiplied by the Current Market Price on the Conversion Date. No cash payment of less than $1.00 shall be required to be given unless specifically requested by the Holder.

     SECTION 1.9    Adjustments.  The Conversion Price and the number of shares
                    -----------
deliverable upon conversion of this Debenture are subject to adjustment from time to time as follows:

               (1)  Issuance of Securities. If at any time while this Debenture,
                    ----------------------
or any portion thereof, is outstanding the Company issues and sells pursuant to an exemption from registration under the Securities Act (A) Common Shares at a purchase price that is lower than the Conversion Price on the date of issuance of such Common Shares, (B) warrants or options with an exercise price on the date of issuance thereof that is lower than the Conversion Price for the Holder on such date, except for warrants or options issued pursuant to employee stock option agreements or stock incentive agreements of the Company or (C) convertible, exchangeable or exercisable securities with a right to exchange at lower than the Current Market Price on the date of issuance or conversion, as applicable, of such convertible, exchangeable or exercisable securities, except for stock option agreements or stock incentive agreements, then the Conversion Price shall be reduced to equal the lowest of any such purchase price, exercise price or exchange price, and the number of shares of Common Stock into which this Debenture is convertible pursuant to Section 3.1(a) shall be correspondingly adjusted. After such reduction, the Conversion Price shall never exceed the Conversion Price as so reduced, in spite of any subsequent increase in the Market Price.

          (2)  Reclassification, Etc. In case the Company shall reorganize its
               ---------------------
capital, reclassify its capital stock, consolidate or merge with or into another Person (where the Company is not the survivor or where there is a change in or distribution with respect to the Common Stock of the Company), sell, convey, transfer or otherwise dispose of all or substantially all its property, assets or business to another Person, or effectuate a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of (each, a "Fundamental Corporate Change") and, pursuant to the terms of such Fundamental Corporate Change, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock of the Company, then the Holder of this Debenture shall have the right thereafter, at its sole option, to (x) require the Company to prepay this Debenture for cash at one hundred and twenty-five percent (125%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of prepayment, (y) receive the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property as is receivable upon or as a result of such Fundamental Corporate Change by a holder of the number of shares of Common Stock into which such the outstanding portion of this Debenture may be converted at the Conversion Price applicable immediately prior to such Fundamental Corporate Change or (z) require the Company, or such successor, resulting or purchasing corporation, as the case may be, to, without benefit of any additional consideration therefor, execute and deliver to the Holder a debenture with substantial identical rights, privileges, powers, restrictions and other terms as this Debenture in an amount equal to the amount outstanding under this Debenture immediately prior to such Fundamental Corporate Change. For purposes hereof, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to prepayment and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions shall similarly apply to successive Fundamental Corporate Changes.

          (3)  Spin-offs. Notwithstanding anything to the contrary herein, if at
               ---------
any time the Company shall "spin-off" certain of its assets or businesses by transferring, directly or indirectly, such assets or businesses to a Subsidiary ("Spinco") and making a dividend ("Spin-off Dividend") to the Company's stockholders of the shares of capital stock of Spinco, then prior to making such Spin-off Dividend, the Company shall cause Spinco to issue to each Holder a debenture, with substantially identical terms as this Debenture, in an amount equal to the amount outstanding under this Debenture immediately prior to such Spin-off Dividend.

     SECTION 1.10   Certain Conversion Limits.
                    -------------------------

               (1) Notwithstanding anything herein to the contrary, the Holder shall not have the right, and the Company shall not have the obligation, to convert all or any portion of this Debenture (and the Company shall not have the right to pay interest on this Debenture in shares of Common Stock) if and to the extent that the issuance to the Holder of shares of Common Stock upon such conversion (or payment of interest) would result in the Holder being deemed the "beneficial owner" of more than five percent (5%) of the then Outstanding shares of Common Stock within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than five percent (5%) of the then Outstanding shares of Common Stock, then the Company shall prepay this Debenture in part, in such Principal Amount as is necessary to cause such Holder to be deemed the beneficial owner of not more than five percent (5%) of the then Outstanding shares of Common Stock. Such prepayment shall be for cash at a prepayment price of one hundred and twenty-five percent (125%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of prepayment.

               (2) Notwithstanding anything herein to the contrary, if and to the extent that, on any date (the "Section 16 Determination Date"), the holding by the Holder of this Debenture would result in the Holder's becoming subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, by virtue of being deemed the "beneficial owner" of more than ten percent (10%) of the then Outstanding shares of Common Stock, then the Holder shall not have the right, and the Company shall not have the obligation, to convert any portion of this Debenture (the "Section 16 Prepayment Portion") as shall cause such Holder to be deemed the beneficial owner of more than ten percent (10%) of the then Outstanding shares of Common Stock during the period ending sixty (60) days after the Section 16 Determination Date. If any court of competent jurisdiction shall determine that the foregoing limitation is ineffective to prevent a Holder from being deemed the beneficial owner of more than ten percent (10%) of the then Outstanding shares of Common Stock for the purposes of such Section 16(b), then the Company shall prepay the Section 16 Prepayment Portion. Upon such determination by a court of competent jurisdiction, the Holder shall have no interest in or rights under such Section 16 Prepayment Portion. Any and all interest paid on or prior to the date of such determination shall be deemed interest paid on the remaining portion of this Debenture held by the Holder. Such prepayment shall be for cash at a prepayment price of one hundred and twenty-five percent (125%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of prepayment.

               (3) Unless the Company shall have obtained the approval of its voting stockholders to such issuance in accordance with the rules of any stock market with which the Company shall be required to comply, but only to the extent required thereby, the Company shall not issue shares of Common Stock (i) upon conversion of this Debenture or (ii) as a payment of interest on this Debenture, if such issuance of Common Stock, when added to the number of shares of Common Stock previously issued by the Company (x) upon conversion of a portion of this Debenture, (y) upon exercise of the Warrants issued pursuant to the terms of the Securities Purchase Agreement and (z) in payment of interest on this Debenture would equal or exceed twenty percent (20%) of the number of Common Shares which were issued and outstanding on the Closing Date (the "Maximum Issuance Amount"). In the event that a properly executed Conversion Notice is received by the Company which would require the Company to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Company shall honor such conversion request by (a) converting the portion of the Debenture stated in the Conversion Notice which is not in excess of the Maximum Issuance Amount and (b) prepaying the remaining portion of the Debenture stated in the Conversion Notice in cash at a prepayment price of one hundred and twenty-five percent (125%) of the Principal Amount of the remaining portion of this Debenture, together with all accrued and unpaid dividends on the total portion of this Debenture stated in the Conversion Notice to the date of prepayment. In the event the Company shall elect to pay interest in shares of Common Stock which would require the Company to issue shares of Common Stock equal to or in excess of the Maximum Issuance Amount, the Company shall pay such interest by (y) issuing a number of shares of Common Stock equal to one share less than the Maximum Issuance Amount and (z) paying the balance due on such interest payment in cash.

     SECTION 1.11   Optional Redemption.  Subject to Section 3.7, the Company on
                    -------------------
or prior to the Optional Redemption Termination Date, may redeem this Debenture in whole but not in part at one hundred and twenty-five percent (125%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of redemption (the "Optional Redemption Date"); provided that the
                                                            --------
Current Market Price on the Trading Day the notice (the "Optional Redemption Notice") provided for in Section 3.7 is given does not exceed Eight Dollars and Seven Cents ($8.07). Under no circumstances may the Company give an Optional Redemption Notice on a Trading Day on which the Current Market Price exceeds Eight Dollars and Seven Cents ($8.07). Notwithstanding its receipt of the Optional Redemption Notice, the Holder upon receipt of such notice shall have the right to convert this Debenture at the Conversion Price in whole or in part by delivery of a Conversion Notice to the Company in accordance with Section 3.2 at any time prior to the Optional Redemption Date.

     SECTION 1.12   Notice of Redemption.  The Optional Redemption Notice shall
                    --------------------
be provided by the Company to the Holder in writing at the Holder's last address appearing in the Company's security registry, not less than thirty (30) Business Days prior to the Optional Redemption Date and not more than forty-five (45) Business Days prior to the Optional Redemption Date, which notice shall be in substantially the form of Exhibit B hereto, specify the Optional Redemption Date
                          ---------
and refer to Section 3.6 (including a statement of the redemption price) and this Section 3.7.

     SECTION 1.13   Surrender of Debentures.  Upon any redemption of this
                    -----------------------
Debenture pursuant to Sections 3.2, 3.5, 3.6 or 6.2, or upon maturity pursuant to Section 2.4, the Holder shall either deliver this Debenture by hand to the Company at its principal executive offices or surrender the same to the Company at such address by nationally recognized overnight courier. Payment of the redemption price or the amount due on maturity specified in Section 2.4, shall be made by the Company to the Holder against receipt of this Debenture (as provided in this Section 3.8) by wire transfer of immediately available funds to such account(s) as the Holder shall specify by written notice to the Company. If payment of such redemption price is not made in full by the redemption date, or the amount due on maturity is not paid in full by the Maturity Date, the Holder shall again have the right to convert this Debenture as provided in Article 3 hereof or to declare an Event of Default.

                                   ARTICLE 4
                       STATUS; RESTRICTIONS ON TRANSFER

     SECTION 1.14   Status of Debenture.  This Debenture is an unsecured
                    -------------------
obligation of the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforceability, to general principles of equity and to principles of bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and remedies generally.

     SECTION 1.15   Restrictions on Transfer.  This Debenture, and any Common
                    ------------------------
Shares deliverable upon the conversion hereof, have not been registered under the Securities Act. The Holder by accepting this Debenture agrees that this Debenture and the shares of Common Stock to be acquired as interest on and upon conversion of this Debenture may not be assigned or otherwise transferred unless and until (i) the Company has received the opinion of counsel for the Holder that this Debenture or such shares may be sold pursuant to an exemption from registration under the Securities Act or (ii) a registration statement relating to this Debenture or such shares has been filed by the Company and declared effective by the SEC.

     Each certificate for shares of Common Stock deliverable hereunder shall bear a legend as follows unless and until such securities have been sold pursuant to an effective registration statement under the Securities Act:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). The securities may not be offered for sale, sold or otherwise transferred except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an exemption from registration under the Securities Act in respect of which the issuer of this certificate has received an opinion of counsel satisfactory to the issuer of this certificate to such effect. Copies of the agreement covering both the purchase of the securities and restrictions on their transfer may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the issuer of this certificate at the principal executive offices of the issuer of this certificate."

                                   ARTICLE 5
                                   COVENANTS

     SECTION 1.16   Conversion.  The Company shall, not later than three (3)
                    ----------
Business Days after the Company's receipt of a Conversion Notice, issue and deliver to the Holder the requisite shares of Common Stock Issued at Conversion.

     SECTION 1.17   Notice of Default.  If any one or more events occur which
                    -----------------
constitute or which, with notice, lapse of time, or both, would constitute an Event of Default, the Company shall forthwith give notice to the Holder, specifying the nature and status of the Event of Default or such other event(s), as the case may be.

     SECTION 1.18   Payment of Obligations.  So long as this Debenture shall be
                    ----------------------
outstanding, the Company shall pay, extend, or discharge at or before maturity, all its respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

     SECTION 1.19   Compliance with Laws.  So long as this Debenture shall be
                    --------------------
outstanding, the Company shall comply with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities, except for such noncompliance which would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and the Subsidiaries.

     SECTION 1.20   Inspection of Property, Books and Records.  So long as this
                    -----------------------------------------
Debenture shall be outstanding, the Company shall keep proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities and shall permit representatives of the Holder at the Holder's expense to visit and inspect any of its respective properties, to examine and make abstracts from any of its respective books and records, not reasonably deemed confidential by the Company, and to discuss its respective affairs, finances and accounts with its respective officers and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                                   ARTICLE 6
                                   REMEDIES

     SECTION 1.21   Events of Default.  "Event of Default" wherever used herein
                    -----------------
means any one of the following events:

          (1) the Company shall default in the payment of principal of or interest on this Debenture as and when the same shall be due and payable and, in the case of an interest payment default, such default shall continue for three
(3) Business Days after the date such interest payment was due, or the Company shall fail to perform or observe in any other covenant, agreement, term, provision, undertaking or commitment under this Debenture, the Warrant, the Securities Purchase Agreement or the Registration Rights Agreement and such default shall continue for a period of ten (10) Business Days after the delivery to the Company of written notice that the Company is in default hereunder or thereunder;

          (2) any of the representations or warranties made by the Company herein, in the Securities Purchase Agreement, the Warrant, the Registration Rights Agreement or in any certificate or financial or other written statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Debenture, the Warrant, the Securities Purchase Agreement or the Registration Rights Agreement shall be false or misleading on the Closing Date;

          (3) under the laws of any jurisdiction not otherwise covered by clauses (iv) and (v) below, the Company or any Subsidiary (A) becomes insolvent or generally not able to pay its debts as they become due, (B) admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors, (C) institutes or has instituted against it any proceeding seeking (x) to adjudicate it a bankrupt or insolvent, (y) liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan of compromise or arrangement or other corporate proceeding involving or affecting its creditors or (z) the entry of an order for relief or the appointment of a receiver, trustee or other similar or it or for any substantial part of its properties and assets, and in the case of any such official proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of sixty (60) calendar days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs or (D) takes any corporate action to authorize any of the above actions;

          (4) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Bankruptcy Code or any other applicable Federal or state law, or appointing a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and any such decree or order continues and is unstayed and in effect for a period of sixty (60) calendar days;

          (5) the institution by the Company or any Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as and when they become due, or the taking of corporate action by the Company in furtherance of any such action;

          (6) a final judgment or final judgments for the payment of money shall have been entered by any court or courts of competent jurisdiction against the Company and remains undischarged for a period (during which execution shall be effectively stayed) of thirty (30) days, provided that the aggregate amount
                                            --------
of all such judgments at any time outstanding (to the extent not paid or to be paid, as evidenced by a written communication to that effect from the applicable insurer, by insurance) exceeds One Hundred Thousand Dollars ($100,000);

          (7) it becomes unlawful for the Company to perform or comply with its obligations under this Debenture, the Warrant, the Securities Purchase Agreement or the Registration Rights Agreement in any respect;

          (8) the Common Shares shall be delisted from the OTCBB (the "Trading Market" or, to the extent the Company becomes eligible to list its Common Stock on any national security exchange or other quotation system, upon official notice of listing on any such exchange or system, as the case may be, it shall be the "Trading Market") or suspended from trading on the Trading Market, and shall not be reinstated, relisted or such suspension lifted, as the case may be, within five (5) days or

          (9) the Company shall default (giving effect to any applicable grace period) in the payment of principal or interest as and when the same shall become due and payable, under any indebtedness, individually or in the aggregate, of more than One Hundred Thousand Dollars ($100,000).

     SECTION 1.22   Acceleration of Maturity; Rescission and Annulment.  If an
                    --------------------------------------------------
Event of Default occurs and is continuing, then and in every such case the Holder may, by a notice in writing to the Company, rescind any outstanding Conversion Notice and declare that all amounts owing or otherwise outstanding under this Debenture are immediately due and payable and upon any such declaration this Debenture shall become immediately due and payable in cash at a price of one hundred and twenty-five percent (125%) of the Principal Amount thereof, together with all accrued and unpaid interest thereon to the date of payment; provided, however, in the case of any Event of Default described in
         --------  -------
clauses (iii), (iv), (v) or (vii) of Section 6.1, such amount automatically shall become immediately due and payable without the necessity of any notice or declaration as aforesaid.

     SECTION 1.23   Default Interest Rate.  (a)  If any portion of the
                    ---------------------
principal of or interest on this Debenture shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) such principal of and interest on the Debenture which is due and owing but not paid shall, without limiting the Holder's rights under this Debenture, bear interest at the Default Interest Rate until paid in full.

          (b) Notwithstanding anything herein to the contrary, if at any time the applicable interest rate as provided for herein shall exceed the maximum lawful rate which may be contracted for, charged, taken or received by the Holder in accordance with applicable laws of the State of New York (the "Maximum Rate"), the rate of interest applicable to this Debenture shall be limited to the Maximum Rate.

     SECTION 1.24   Remedies Not Waived.  No course of dealing between the
                    -------------------
Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder.


                                   ARTICLE 7
                                 MISCELLANEOUS

     SECTION 1.25   Notice of Certain Events.  In the case of the occurrence of
                    ------------------------
any event described in Section 3.1(b) or 3.4 of this Debenture, the Company shall cause to be mailed to the Holder of this Debenture at its last address as it appears in the Company's security registry, at least twenty (20) days prior to the applicable record, effective or expiration date hereinafter specified (or, if such twenty (20) days' notice is not possible, at the earliest possible date prior to any such record, effective or expiration date), a notice thereof, including, if applicable, a statement of (y) the date on which a record is to be taken for the purpose of such dividend, distribution, issuance or granting of rights, options or warrants, or if a record is not to be taken, the date as of which the holders of record of Common Stock to be entitled to such dividend, distribution, issuance or granting of rights, options or warrants are to be determined or (z) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up is expected to become effective, and the date as of which it is expected that holders of record of Common Stock will be entitled to exchange their shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale transfer, dissolution, liquidation or winding-up.

     SECTION 1.26   Register.  The Company shall keep at its principal office a
                    --------
register in which the Company shall provide for the registration of this Debenture. Upon any transfer of this Debenture in accordance with Articles 2 and 4 hereof, the Company shall register such transfer on the Debenture register.

     SECTION 1.27   Withholding.  To the extent required by applicable law, the
                    -----------
Company may withhold amounts for or on account of any taxes imposed or levied by or on behalf of any taxing authority in the United States having jurisdiction over the Company from any payments made pursuant to this Debenture.

     SECTION 1.28   Transmittal of Notices.  Except as may be otherwise provided
                    ----------------------
herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally, or sent by telecopier machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by telecopier machine or overnight courier service as follows:

          (1)  if to the Company, to:

               Inforetech Wireless Technology Inc.
               Suite 214
               5500 - 152/nd/ Street
               Surrey, British Columbia
               Canada V3S 8E7
               Attention:  Robert C. Silzer
               Telecopier: 604.576.7401
               Telephone:  604.576.7442

               with a copy to:

               Holmes Greenslade
               1880 - 1066 West Hastings Street
               Vancouver, British Columbia
               Canada V6E 3X1
               Attention:  John W. Greenslade
               Telecopier: 604.688.0426

               Telephone:  604.688.7861

          (2) if to the Holder, to the address of such Holder as shown on the books of the Company.

Each of the Holder or the Company may change the foregoing address by notice given pursuant to this Section 7.4.

     SECTION 1.29   Governing Law.  THIS DEBENTURE SHALL BE GOVERNED BY, AND
                    -------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO CONFLICTS OF LAWS PRINCIPLES). WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS DEBENTURE, THE COMPANY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK AND HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. SUBJECT TO APPLICABLE LAW, THE COMPANY AGREES THAT FINAL JUDGMENT AGAINST IT IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS DEBENTURE SHALL BE CONCLUSIVE "ND MAY BE ENFORCED IN ANY OTHER JURISDICTION WITHIN OR OUTSIDE THE UNITED STATES BY SUIT ON THE JUDGMENT, A CERTIFIED COPY OF WHICH JUDGMENT SHALL BE CONCLUSIVE EVIDENCE THEREOF AND THE AMOUNT OF ITS INDEBTEDNESS, OR BY SUCH OTHER MEANS PROVIDED BY LAW.

     SECTION 1.30   Headings.  The headings of the Articles and Sections of this
                    --------
Debenture are inserted for convenience only and do not constitute a part of this Debenture.

     SECTION 1.31   Payment Dates.  Whenever any payment hereunder shall be due
                    -------------
on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

     SECTION 1.32   Binding Effect.  Each Holder by accepting this Debenture
                    --------------
agrees to be bound by and comply with the terms and provisions of this Debenture.

     SECTION 1.33   No Stockholder Rights.  Except as otherwise provided herein,
                    ---------------------
this Debenture shall not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

                    [REMAINDER OF PAGE INTENTIONALLY BLANK.
                         NEXT PAGE IS SIGNATURE PAGE.]

     IN WITNESS WHEREOF, the Company has caused this Debenture to be signed by its duly authorized officer on the date of this Debenture.

                              Inforetech Wireless technology Inc.



                              By: ________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT A

                          [FORM OF CONVERSION NOTICE]

TO:  Inforetech Wireless Technology Inc.
     Suite 214
     5500 - 152/nd/ Street
     Surrey, British Columbia
     Canada V3S 8E7
     Attn:  Corporate Secretary

          The undersigned owner of this 8% Convertible Debenture due August 4, 2005 (the "Debenture") issued by Inforetech Wireless Technology Inc. (the "Company") hereby irrevocably exercises its option to convert $__________ Principal Amount of the Debenture [and accrued and unpaid interest thereon to the date of this Notice] into shares of Common Stock in accordance with the terms of the Debenture. The undersigned hereby instructs the Company to convert the portion of the Debenture specified above into shares of Common Stock Issued at Conversion in accordance with the provisions of Article 3 of the Debenture. The undersigned directs that the Common Stock and certificates therefor deliverable upon conversion, the Debenture reissued in the Principal Amount not being surrendered for conversion hereby, [the check or shares of Common Stock in payment of the accrued and unpaid interest thereon to the date of this Notice,] together with any check in payment for fractional Common Stock, be registered in the name of and/or delivered to the undersigned unless a different name has been indicated below. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Debenture. The conversion pursuant hereto shall be deemed to have been effected at the date and time specified below, and at such time the rights of the undersigned as a Holder of the Principal Amount of the Debenture set forth above shall cease and the Person or Persons in whose name or names the Common Stock Issued at Conversion shall be registered shall be deemed to have become the holder or holders of record of the Common Shares represented thereby and all voting and other rights associated with the beneficial ownership of such Common Shares shall at such time vest with such Person or Persons.


Date and time:


                                             _________________________________
                                             Signature

     Fill in for registration of Debenture:

Please print name and address
(including ZIP code number):

________________________
________________________
________________________

                                                                       EXHIBIT B

                      [FORM OF COMPANY REDEMPTION NOTICE]


Dated:

TO:  [Holder]
     [Address]


          Inforetech Wireless Technology Inc. (the "Company") hereby irrevocably exercises its option to redeem $__________ Principal Amount of the 8% Convertible Debenture due August 4, 2005 issued by the Company (the "Debenture"), at a redemption price of $__________ and of accrued and unpaid interest thereon, in accordance with the terms of the Debenture. The undersigned hereby instructs the Holder to surrender the portion of the Debenture specified above in accordance with the provisions of Section 3.8 of the Debenture. Upon receipt of such surrendered Debenture, the Company shall deliver the check in payment of the redemption price and for fractional Common Stock. All capitalized terms used and not defined herein have the respective meanings assigned to them in the Debenture.

                                  Very truly yours,

                                  Inforetech Wireless technology Inc.



                                  By:___________________________________
                                     Name:
                                     Title:

                                      B-1